1 Certain identified information has been omitted from this document because it is not material and is the type that the registrant treats as private and has been marked with "[ ]" to indicate where omissions have been made. MASTER COLOCATION SERVICES AGREEMENT This Master Colocation Services Agreement (“MCSA”) is entered into by and between Super Micro Computer, Inc., a Delaware corporation with offices at 980 Rock Avenue, San Jose, California 95131 (“Customer”) and 4701 SANTA FE, LLC, a Delaware limited liability (“Supplier”) effective as of the latest of the Parties’ respective dates of execution set forth on the signature page below (the “MCSA Effective Date”) and governs Supplier’s performance, and Customer’s purchase, of Services at the Facility. 1. THE SERVICES 1.1 Authorization of Services. The “Services” are the following, as they may be supplemented, modified or replaced during the Term by mutually executed Service Orders: (a) the functions described in an Agreement as functions for which Supplier is responsible; and (b) any functions related to the foregoing that are not specifically described in an Agreement but are required for the provision of the Services thereunder (except Supplier shall not be obligated to provide Cross Connections (defined below) and remote hands and eyes services except as specified in any Service Order executed by Supplier and Customer). Supplier shall provide, and Customer may purchase, Services pursuant to a Service Order executed by Supplier and Customer using the mutually agreed upon Service Order form. Upon the mutual execution and delivery of a Service Order, the terms of the applicable Service Order, together with the terms of this MCSA, will become a separate binding agreement (an “Agreement”) between Supplier and Customer. 1.2 Obligation to Provide Services, Generally. Starting on the Service Effective Date for any applicable Agreement, or any later date that may be specified in writing in such Agreement for any specific Services, and continuing during the applicable Service Term, Supplier will perform the Services described in the applicable Service Order, and Customer will pay all Charges and perform its other obligations in accordance with the terms of such Service Order and the applicable Agreement. 1.3 Services Not Exclusive. Supplier is a non-exclusive provider of Services. Customer and its Affiliates have no obligation to order or purchase any Services, and Supplier has no obligation to provide any Services, except as expressly set forth in any Service Order that is mutually executed and delivered by Supplier and Customer. The extent and quantity of all Services purchased shall be set forth in mutually executed Service Orders. Customer may purchase from any third party services that are identical or similar to the Services described in any Agreement. 1.4 Relationship of the Parties. Supplier is an independent contractor and is not an agent, servant, employee, legal representative, partner or joint venturer of Customer. Nothing in this MCSA or any Agreement shall be deemed to create a joint venture or partnership between Supplier and Customer. Supplier has the sole right and obligation to supervise, manage, and direct all work to be performed by Supplier Personnel under each Agreement. Supplier has no authority to represent or bind Customer, and Customer has no authority to represent or bind Supplier. 2. PERFORMANCE 2.1 Colocation Space. (a) Generally. Starting on the applicable Service Commencement Date specified in any Service Order, Customer (or its sublicensee) shall have the right to install and operate, maintain and access Customer Equipment within the Colocation Space specified in such Service Order (the “Permitted Use”). Customer shall not, at any time, use or allow any person to use the Colocation Space or do or permit anything to be done or kept in or about the Colocation Space for activities other than the Permitted Use in compliance with all Laws and the Data Center Rules and Regulations. (b) Installation and Management. Unless otherwise agreed by the Parties in writing, Customer (or its sublicensee) will be responsible for the removal from the Colocation Space (and any other applicable portions of the Facility) of all packaging materials (including, but not limited to, all flammable materials) associated with the Customer Equipment or otherwise placed in the Colocation Space, will maintain the Colocation Space in good condition and in a clean, safe and orderly fashion and will comply with all of the Data Center Rules and Regulations. Customer (or its sublicensee) shall ensure that cables are properly installed and either enclosed in cable management trays or in clean bundles for proper presentation and identification. (c) Access. Subject to the terms and conditions of this Section 2(c), Customer (or its sublicensee) will have access to the Colocation Space twenty-four (24) hours a day, seven (7) days a week. All access to the Colocation Space shall be in strict

2 accordance with the Data Center Rules and Regulations and Supplier's security and access procedures which procedures may be amended by Supplier from time to time upon written notice to Customer, provided however, that in the event of any such amendment, Customer (or its sublicensee) shall have five (5) business days after receipt of notice to comply with such amendments. Except as otherwise set forth in Section 5.3(b) below, under no circumstances will Supplier allow any third parties to access the Colocation Space without the express approval of Customer (or its sublicensee). Customer (or its sublicensee) is responsible for any and all actions of Customer Personnel while on the Supplier’s premises. Supplier may only temporarily suspend access by any Customer Personnel to the Facility (including the Colocation Space) (a) in the event of an emergency, and any such suspension will be removed immediately after any such emergency subsides or (b) in the event of a material violation by such Customer Personnel of the Data Center Rules and Regulations or Supplier's security and access procedures. Supplier shall promptly notify Customer (to the extent practicable under the circumstances) in the event any such suspension is required. Customer (or its sublicensee) shall receive the required access badges (and other access credentials) at no charge to Customer (or its sublicensee) for initial issuance. (i) Customer (or its sublicensee) shall provide an access list (as updated and/or modified from time to time, the “Customer’s Access List”) designating employees and vendors of Customer (including but not limited to, any sublicensee) that are permitted to enter the Customer Space. Each employee and vendor designated on the Customer’s Access List shall receive a security authorization (an “Access Authorization”). Supplier will document (via information to be provided by Customer (or its sublicensee) through Supplier’s ticketing system) the name, company, and purpose of any visitor that is escorted through the space with Customer Personnel. Supplier will log all access to the Colocation Space. Customer (or its sublicensee) may request copies of access control data and access control devices for Customer Space. (ii) Customer (or its sublicensee) shall be solely responsible for updating the Customer’s Access List and providing any changes to Supplier. Any such update shall become effective 24 hours after the same is delivered to Supplier. Customer (or its sublicensee) shall notify Supplier of any updates to Customer’s Access List via Supplier’s ticketing system. Supplier shall not be responsible for any losses, costs or damages in the event that unauthorized parties gain access to the Facility or the Customer Space through access cards, keys or other access devices or credentials provided by Supplier to or on behalf of Customer (or its sublicensee), unless Customer (or its sublicensee) instructed Supplier to remove such person from Customer’s Access List at least two (2) business days prior to such access by such person. (d) Remote-Hands Services. If and to the extent agreed in mutually executed and delivered Service Order(s), Supplier will assist Customer (or its sublicensee) in performing light duties or correcting minor problems with respect to the Customer Equipment. Customer agrees to pay Supplier's fees for such services, as further described in the applicable Service Order(s). (e) Removal of Customer Equipment. Customer (or its sublicensee) will provide Supplier with notice at least five (5) days’ notice before Customer (or its sublicensee) desires to remove a piece of Customer Equipment that is larger than 3 pallets from the Colocation Space so logistics may be arranged within the Facility. (f) Vacating the Customer Space. (i) Upon the expiration or earlier termination of any Service Term, Customer (or its sublicensee) shall remove all Customer Equipment and any other improvements made by Customer (or its sublicensee) to the applicable Customer Space, and return the applicable Customer Space to Supplier in the same such Customer Space was in as of the applicable Service Commencement Date, ordinary wear and tear excepted. Customer (or its sublicensee) shall, at its sole cost and expense, repair any damage caused by the removal of its Customer Equipment and any other improvements made by Customer (or its sublicensee) to the Customer Space. (ii) If Customer continues occupying any Customer Space after the expiration of the applicable Service Term, such occupancy shall be at sufferance, subject to all the terms and provisions of the applicable Agreement, except as to the Service Term and the Charges. Customer shall pay Charges: (a) during the first two (2) months of such holdover period at one hundred fifty percent (150%) of the rate applicable to the last month of the expired Service Term, and (b) thereafter, at a rate of two hundred percent (200%) of the rate applicable to the last month of the expired Service Term. (iii) Neither any provision hereof nor acceptance by Supplier of any Charges after any such expiration or earlier termination of any Service Term shall be deemed a consent to any holdover hereunder or result in a renewal of the applicable Agreement or an extension of the Service Term, or any waiver of Supplier’s rights or remedies at law and in equity with respect to such holdover. (g) Cross Connections; Carrier Services. (i) Upon request, Supplier will provide Customer (or its sublicensee) with a list of approved Carriers.

3 (ii) If and to the extent agreed in mutually executed and delivered Service Order(s), Supplier shall provide Cross-Connections for Customer (in which case, the applicable Cross-Connections shall be installed as agreed in the applicable Service Order). (iii) Any and all Cross-Connections made by or for Customer (or its sublicensee) shall be subject to Supplier's processes and procedures set forth in the applicable Service Order, which processes and procedures may be amended by Supplier from time to time upon written notice to Customer, provided however, that in the event of any such amendment, Customer shall: (A) have five (5) business days after receipt of notice to comply with such amendments, and (B) if upon Customer’s (or its sublicensee’s) review of such amendments, Customer reasonably determines that such amendments will result in more than a de minimis increase in Customer’s internal costs or otherwise cause Customer hardship to implement, Customer (or its sublicensee) shall comply with the prior agreed upon version of such document(s) and the Parties shall engage in good faith discussions to find a mutually agreeable solution. Notwithstanding the foregoing, if such amendments were made by Supplier as a result of any requirements of Customer (or its sublicensee) (including updates to Customer Policies) or this Agreement, then such amendments shall be deemed to be approved by Customer and may not be objected to by Customer. (iv) Customer (or its sublicensee) will notify the applicable Carrier and Supplier when Customer (or its sublicensee) desires to terminate or modify any cross-connections. Customer (or its sublicensee) will be responsible for all payments due to Carriers. 2.2 Time of Performance. Supplier will complete all Services diligently, in a timely manner, and in accordance with the time schedules set forth in each applicable Agreement, subject to the extension of such time schedules for any delays caused by acts or omissions of Customer or any Customer personnel, and subject to Section 15.6(b) (Force Majeure). Supplier will promptly notify Customer in writing upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely completion of any Services. Supplier will use commercially reasonable efforts to mitigate any delays in performance and will inform Customer of: (a) the steps Supplier is taking or will take to do so; and (b) the projected completion time. 2.3 Manner of Performance. Supplier will manage and perform, complete and deliver the Services in accordance with each applicable Agreement. Supplier will render the Services in accordance with Supplier’s prevailing practices, which will not be less favorable to Customer than the established practices followed by providers of similar services in similar facilities. 2.4 Responsibility for Supplying Certain Resources. Each Agreement will define each Party’s responsibility (including financial responsibility) for providing equipment, facilities, third-party services and other resources expected to be required for the Services described such Agreement. If Supplier agrees to perform any customer fit-out for Customer (or its sublicensee), the terms of such fit-out, including the costs, design, and other relevant details, shall be set forth in a Service Order that is mutually executed and delivered by Supplier and Customer. 2.5 Performance Criteria. Supplier’s performance of the Services will be measured as specified in the applicable Agreement. 2.6 Acceptance Tests. If and to the extent set forth in an Agreement, the Services will be subject to “Acceptance Tests” which are mutually agreed in writing by the Parties in the applicable Service Order, in which event: (a) Supplier will notify Customer in writing when it believes any Services are ready for acceptance testing (the “Delivery Notice”) and shall assist Customer in performing such tests. (b) Within ten (10) business days after delivery of such notice, or such longer period as the Parties may agree in the applicable Service Order (such period being the “Acceptance Period”), Customer (or its sublicensee) shall determine whether the Services have passed the applicable Acceptance Tests and notify Supplier of its determination. (c) If, within ten (10) business days after Customer’s receipt of the Delivery Notice, Customer (or its sublicensee) has not notified Supplier of its determination, Supplier shall send Customer a second notice via e-mail reminding Customer that if it does not respond within the Acceptance Period, Customer will be deemed to have accepted the Services unless Customer (or its sublicensee) notifies Supplier of its determination within five (5) business days after delivery of such second notice (and if Customer does not so notify Supplier of its determination within such five (5) business day period, Customer shall be deemed to have accepted the applicable Services). (d) If Customer (or its sublicensee) determines and notifies Supplier that the Services have not passed the applicable Acceptance Tests, Supplier shall have fifteen (15) days (or such longer period as the Parties may agree) to resubmit such Services for acceptance testing.

4 (e) Notwithstanding anything to the contrary in any Agreement, if Customer (or its sublicensee) commences using any Services that are subject to Acceptance Tests, those Services shall be deemed accepted by Customer on the date that Customer (or its sublicensee) commences using such Services. (f) Customer shall not be liable, and Supplier shall not invoice Customer, for any Services that are subject to Acceptance Tests in accordance with the applicable Service Order until such Services have been accepted (or deemed accepted) by Customer pursuant to this Section 2.6. 2.7 Reporting. If and to the extent required by any Service Order, on or before the fifteenth (15 th) day of each month during the Term, Supplier shall provide a written progress report to Customer (and any sublicensee) detailing: (a) progress towards any delivery milestone(s); (b) any actual or anticipated delays that might affect completion of Services in accordance with the applicable project plan or timeline under the applicable Service Order, and/or (c) Supplier’s activities and performance against any applicable Service Levels in the preceding month. 2.8 Compliance with Laws and Customer Policies. (a) Supplier will, at its cost and expense (A) obtain all necessary regulatory approvals, licenses, and permits (collectively, “Permits”) applicable to the performance of its obligations under each Agreement, as such Laws may be revised from time to time and (B) perform the Services in compliance with, all applicable Laws. To the extent not prohibited by Law, Supplier will promptly notify Customer in writing of any investigation or inquiry into whether Supplier (or any of its subcontractors) is charged with failing to comply with any Laws in connection with the Services that will adversely affect Supplier’s performance under an Agreement. (b) Supplier will comply with the Customer (or its sublicensee) policies, standards, rules, and procedures (collectively, “Customer Policies”) applicable to performance of the Services or access to the Colocation Space, as set forth in or attached to the applicable Service Order, which policies, standards, rules, and procedures may be amended by Customer (or its sublicensee) from time to time upon written notice to Supplier; provided however, that: (a) in the event of any such amendment, Supplier shall have five (5) business days after receipt of notice to comply with such amendments, and (ii) no such amendment shall unreasonably interfere with Supplier’s ability to perform, or increase the cost to Supplier to perform, Supplier’s obligations under any Agreement. (c) To the extent Supplier (or any of its subcontractors) makes payments to any government official or any other person under an Agreement on behalf of Customer (or its sublicensee), Supplier will maintain true, accurate and complete books and records concerning any such payments, including the purpose of each transaction. 2.9 Corrective Action. With reference to Section 2.5 (Performance Criteria), if Supplier fails to meet one or more performance criteria with respect to the Services, Supplier will: (a) promptly, as reasonably practical, investigate and report on the root cause of the problem; (b) remedy the cause of the failure and resume meeting the affected performance criteria, unless Customer or any of Customer’s transferees (including but not limited to, its sublicensee) or any of their respective employees, vendors, agents, or subcontractors or invitees (collectively, “Customer Personnel”) caused such failure; (c) excluding any failures caused by Customer or any Customer Personnel, implement and notify Customer of measures taken by Supplier to prevent recurrences if the failure is otherwise likely to recur; and (d) make written recommendations to Customer for improvements in procedures. 3. SUPPLIER PERSONNEL AND SUBCONTRACTING; TRANSFER BY SUPPLIER 3.1 General Requirements for Supplier Personnel. (a) Supplier will assign an adequate number of Supplier Personnel to perform the Services who are properly trained and familiar with and qualified for the Services they are assigned to perform. Supplier will manage, supervise and provide direction to Supplier Personnel and cause them to comply with the obligations and restrictions applicable to Supplier under the Agreement. Supplier is responsible for the acts and omissions of Supplier Personnel under or relating to each Agreement, excepting any subcontractors or vendors that Customer (or its sublicensee) specifically requires Supplier to engage (“Required Contractors”). Supplier shall ensure that, or will require its contractors to ensure that, as applicable, Supplier Personnel assigned to perform Services: (i) have the legal right to work in the country(ies) in which they are assigned to work, and (ii) conform to all applicable Supplier policies with respect to personal and professional conduct (including the wearing of an identification badge and adhering to general safety, dress, behavior, and security practices). (b) Prior to assigning any Supplier Personnel to perform any Services within any Colocation Space, Supplier shall perform or will require its contractors to perform customary background checks of the personnel. Such background checks may have been performed as part of Supplier’s or its contractor’s, as applicable, standard pre-employment screening process. Customer (or its sublicensee) may require Supplier to provide written evidence of successful background checks on Supplier Personnel at any time. Notwithstanding anything to the contrary herein, the Parties hereby agree and acknowledge that the requirements set forth in this Section 3.1(b) shall not apply to any contractors or subcontractors performing construction services at the Facility prior to any Service Commencement Date.

5 3.2 Removal of Supplier Personnel. Customer (or its sublicensee) may request Supplier to replace any Supplier Personnel whose performance, in Customer’s (or its sublicensee’s) reasonable judgment, has been unsatisfactory; provided Supplier Personnel selection and retention shall ultimately be controlled by Supplier. Supplier will be liable for any expenses associated with the replacement of any Supplier Personnel under this Section 3.2 (Removal of Supplier Personnel). 3.3 Subcontracting. (a) Subject to this Section 3.3 (Subcontracting), Supplier may subcontract or delegate the performance of any part of the Services to be provided by such Supplier under any Service Order; provided that no such subcontracting will release Supplier from its responsibility for its obligations under any Agreement. Supplier agrees, within ten (10) business days after receipt of a request for same (but no more than once per annum) from Customer (or its sublicensee), to provide Customer (or its sublicensee) with a list of all such subcontractors engaged by Supplier to perform services within the Customer Space. Each Service Order may contain a list of Supplier’s subcontractors that are pre-approved by Customer (or its sublicensee) (the “Pre-Approved Contractors”). For any subcontractors that Supplier desires to use during the Term that are not Pre-Approved Contractors, Supplier shall reasonably consult with Customer (or its sublicensee) with respect to retention of the applicable subcontractors. (b) In accordance with Section 3.2 (Removal of Supplier Personnel), Customer (or its sublicensee) may require Supplier to replace any existing subcontractor whose performance, in the reasonable judgment of Customer (or its sublicensee), has been unacceptable, provided Supplier subcontractor selection and retention shall ultimately be controlled by Supplier. (c) Supplier is responsible for managing all subcontractors and is responsible for all subcontractors to the same extent as if the subcontracted Services were performed by Supplier. Supplier will be Customer’s sole point of contact regard ing the Services (including \ all subcontracted Services), including for payment. (d) Supplier shall use commercially reasonable efforts to include in subcontracts any provisions of the Agreement that may be applicable to performance of the subcontract and all other provisions intended for the protection of Customer (or its sublicensee). 3.4 Transfer by Supplier. (a) Supplier shall deliver written notice (an “Operations Transfer Notice”) at least thirty (30) days prior to any transfer of the full responsibility for operation and management of the Facility (in connection with a sale or otherwise) (an “Operations Transfer”), together with relevant information and documentation regarding the person or entity to which responsibility for operation and management of the Facility is being transferred in connection with such Operations Transfer. During the Term, Supplier agrees not to transfer responsibility for operation and management of the Facility (in connection with a sale or otherwise) to any person or entity that is not a Qualified Datacenter Operator (defined below). A “Qualified Data Center Operator” means a person or entity that, together with its Affiliates: (i) has been engaged in, or is managed by persons that have been engaged in the business of operating multi-megawatt data center facilities for the preceding three (3) year period, (ii) operates three (3) or more similarly-designed data center facilities with Critical Load Power capacity of 6.0 MW or more, (iii) is a nationally-recognized operator of data center facilities, (iv) will maintain an operations management team at the Facility experienced in the operation of multi-megawatt data center facilities, for the preceding three (3) year period or (v) is otherwise approved in writing by Customer, which approval will not be unreasonably withheld, conditioned or delayed. (b) After a transfer by Supplier of its entire interest in the Facility and under each and every Agreement, Supplier shall have no further obligations under any Agreement and Customer shall look solely to the successor in interest of Supplier in and to each such Agreement for all obligations and liabilities accruing on or after the date of such transfer of Supplier’s entire interest in the Facility and all Agreements to a third party. If any security has been given by Customer to secure the faithful performance of any of the covenants under any Agreement, Supplier shall transfer or deliver said security, as such, to Supplier’s successor in interest, and thereupon Supplier shall be discharged from liability with regard to said security with respect to the successor’s disposition of the security. 4. CHARGES 4.1 Charges. (a) Generally. Each Agreement sets forth (or will set forth) the unit rates and charges payable by Customer to Supplier for performing the Services and the associated invoicing and payment procedures and terms thereunder (collectively, the “Charges”). Except as otherwise set forth in any Agreement, Customer will not be required to pay Supplier any amounts under an Agreement other than the Charges payable to Supplier under, and calculated in accordance with, each Service Order. (b) Recurring MRC. Customer agrees to pay the minimum Monthly Recurring Charges indicated on each Service Order (including, but not limited to all power utilization charges) and all other monthly recurring amounts indicated in the

6 applicable Agreement (collectively, the “MRC”) in the manner described in Section 4.2 (Payment and Invoicing). The payment instructions and calculation method for actual power utilization charges shall be included in each Service Order. (c) Non-Recurring Charges. Customer agrees to pay Supplier the Non-Recurring Charges indicated on a Service Order (“NRC”) in the manner described in Section 4.2 (Payment and Invoicing). 4.2 Payment and Invoicing. (a) All Recurring MRC (defined below) shall be due and payable on the first (1st) day of each calendar month, whether or not Supplier delivers any invoice, notice or demand therefor. If the Service Commencement Date or the expiration of the Service Term (or the date of any earlier termination of any Agreement) falls on a date other than the first or last day of a calendar month, respectively, then the Recurring MRC payable for such partial calendar month shall be prorated on a per diem basis. (b) Supplier shall issue invoices to Customer with a copy to its sublicensee on a monthly basis for Charges (other than Recurring MRC) due under each Agreement, and except as otherwise expressly stated in any Service Order to the contrary, each such payment of Charges shall be due and payable on the date that is thirty (30) days after Supplier’s delivery of each invoice. All such invoices must reference the Agreement, contain an itemization of Charges for Services rendered during the applicable invoice, and must otherwise comply with any additional requirements of the applicable Agreement. If and to the extent specified in any Service Order, Supplier shall submit invoices to Customer and its sublicensee in accordance with the method of electronic communication specified in such Service Order; provided that Supplier shall not be required to incur any cost in utilizing any such specified method and in the event that Supplier is unable to access any such system or encounters technical difficulties in submitting invoices using such method, Supplier may submit invoices to Customer and its sublicensee by email or in any other reasonable manner. (c) Customer shall have the right, in good faith, to dispute the amount of any Charges that are billed to Customer in accordance with Section 4.2(b) above by delivery of written notice of such dispute together with supporting documentation (a “Good Faith Dispute Notice”) to Supplier no later than thirty (30) days after Customer’s receipt of the applicable invoice; provided that notwithstanding the foregoing, Customer shall have no right to so dispute the amount of any Stipulated Charges (defined below), or to withhold timely payment of any Stipulated Charges under this Section 4.2(c) (provided that to the extent any Charges are determined by multiplying any Stipulated Charges that specify a rate at which Services are billed by a quantity of Services provided, this Section 4.2(c) shall apply to a dispute with respect to the amount of such Charges that is based on a dispute with respect to the quantity of Services that were provided (as opposed to a dispute based on the stipulated rate at which such Services are billed)). On the condition that Customer so delivers a Good Faith Dispute Notice within the time period specified above (time being of the essence), as and to the extent provided in this Section 4.2(c), Customer may withhold from payment (in accordance with Section 4.2(b) above) the amount of Charges so disputed (which, as provided above, shall not include any portion of any Stipulated Charges, other than as set forth above with respect to quantities of applicable Services) in such Good Faith Dispute Notice (“Disputed Charges”). Customer (and any sublicensee) and Supplier shall thereafter investigate in good faith the Disputed Charges, and shall endeavor to resolve the dispute regarding such Disputed Charges during the thirty (30) day period following the date of Customer’s delivery of such Good Faith Dispute Notice. If Customer does not demonstrate, to the reasonable satisfaction of Supplier, during such thirty (30) day period, that such Disputed Charges were erroneously charged to Customer and are not payable by Customer under the applicable Agreement, then Customer shall pay such Disputed Charges to Supplier within five (5) business days after expiration of such thirty (30) day period. If Customer so delivers Good Faith Dispute Notice: (i) Customer will not be responsible for any late fees accruing on any such Disputed Charge and Customer’s failure to pay any Disputed Charges shall not provide the basis for a Customer Default, in each case, prior to the date that all or any portion of such Disputed Charges become payable under this Section 4.2(c), and (ii) Customer shall have no obligation to pay any interest on any such Disputed Charge to the extent that such amounts were erroneously charged to, and were not payable by Customer under the applicable Agreement. “Stipulated Charges” are any Charges for which a specific amount is expressly set out in the Agreement, including in this MCSA or in any Service Order. For the avoidance of doubt, Customer shall have no right to dispute under Section 4.2(c) or withhold payment of any Recurring MRC. (d) If Supplier owes Customer a credit or other amount under any Agreement, Supplier will pay that amount by check or wire transfer within thirty (30) days from claim notice. 4.3 Incidental and Out-of-Pocket Expenses. (a) Unless specifically confirmed in writing or expressly provided otherwise in an Agreement, Customer is not responsible for any additional costs or expenses of any nature incurred by Supplier in connection with the provisions of the Services, including travel expenses, clerical or administrative personnel, long distance telephone charges, etc. (“Incidental Expenses”); provided however, that the foregoing conditions shall not apply to any Incidental Expenses included in a third party invoice that Customer has agreed will be passed through from Supplier to Customer. (b) Customer shall be responsible for any Out-of-Pocket Expenses that are specified as being reimbursable by Customer in an Agreement, together with the administrative fee thereon (if any) that is specified in the applicable Service Order. “Out-

7 of-Pocket Supply Expenses” are the actual out-of-pocket expenses incurred by Supplier for equipment, materials, or supplies required for performance of the Services and specified in the applicable Service Order as reimbursable, and “Out-of-Pocket Service Expenses” are the reasonable, demonstrable and actual out-of-pocket expenses incurred by Supplier for services (such as with tier 2 service providers) required for performance of the Services and specified in the applicable Service Order as reimbursable. “Out-of-Pocket Expenses” refers collectively to Out-of-Pocket Supply Expenses and Out-of-Pocket Service Expenses. Out-of-Pocket Expenses are to be determined net of all rebates, discounts and allowances received by Supplier. 4.4 Taxes. (a) This Section 4.4 (Taxes) sets forth the allocation of responsibility between the Parties for taxes arising out of or in relation to an Agreement. Except as otherwise expressly provided in this Section 4.4 (Taxes) or as set forth in any Service Order, each Party remains solely responsible for taxes imposed or assessed on such Party and its Affiliates (or their activities), including taxes assessed on such Party’s and its Affiliates’: (i) property, franchise, income, and business and occupational taxes (or similar in nature) on its business activities; and (ii) for employer-related taxes with respect to its personnel (e.g. employee taxes, workers compensation and unemployment insurance). Each Party agrees to reasonably cooperate with the other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. (b) Customer will be responsible for paying Supplier all Service-Related Taxes applicable to the Services to be provided under an Agreement and any other taxes specified in any Service Order. Any Service-Related Tax will be paid by Customer on a pass-through expense basis (i.e., at Supplier’s actual direct cost, without any uplift or other mark-up). If Customer is exempt from any Service-Related Tax, it will provide Supplier with a copy of the applicable tax exemption certificate and all other documentation reasonably required by Supplier, and, so long as such tax exemption certificate is valid, Supplier will not bill, charge, or credit Customer for the applicable tax. (c) Supplier’s invoices with respect to amounts that are payable or reimbursable under this Section 4.4 shall: (i) include any Service-Related Taxes; (ii) include a breakout between taxable and non-taxable Charges; (iii) show the tax rate, the value against which the tax rate is applied, and the total amount of tax due; and (d) otherwise comply with any additional requirements specified in the applicable Service Order. (d) Withholding Taxes. If Laws require the withholding of income taxes or other taxes imposed upon payments under this Section 4 (Charges), Customer shall make such withholding payments as required by Laws. Customer shall submit appropriate proof of payment of the withholding taxes to Supplier within five (5) days after such withholding (or such shorter period of time as required by Laws). At the request of Supplier, Customer shall immediately give Supplier such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made, together with other supporting documentation as may be required by the relevant tax authority, to enable Supplier to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof or as otherwise required by Laws, and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of any withholding tax. 4.5 Customer shall pay all Charges and other amounts that are payable or reimbursable by Customer under this Section 4 (Charges) (collectively, “Fees & Charges”) in U.S. dollars to the address or in the manner designated in the applicable Service Order on or before the date that same are due as specified in this Section 4 or in the applicable Service Order (or if not so specified, within thirty (30) days following Supplier’s delivery of the applicable invoice therefor). Fees & Charges are due in full as provided in the foregoing sentence, without rights of setoff. If Customer disputes an invoice in accordance with Section 4.2(c) below, it shall and shall pay all undisputed Fees & Charges on or before the date due. Fees & Charges not received when due bear interest at the lesser of the maximum amount allowable by law or 1.5% per month commencing with the payment due date and assessed until the date paid. 5. CUSTOMER RESPONSIBILITIES 5.1 Customer Responsibilities, Generally. To facilitate Supplier’s performance of the Services, Customer (or its sublicensee) will, at its own cost and expense, perform those tasks and fulfill those responsibilities of Customer as set forth in the Agreement (“Customer Responsibilities”). Supplier’s performance of the Services may be conditioned in some circumstances on Customer’s (or its sublicensee’s) timely and effective performance of the Customer Responsibilities and timely decisions and approvals by Customer (or its sublicensee), and the applicable Agreement will specify where that performance is conditional. 5.2 Savings Clause. Customer’s (or its sublicensee’s) failure to perform any of the Customer Responsibilities (or cause them to be performed) will not constitute grounds for termination of the Agreement by Supplier except as provided in Section 8.4 (Termination by Supplier); provided, however, that Supplier’s nonperformance of its obligations under an Agreement will be excused if and to the extent (a) such performance by Supplier is conditioned upon Customer’s (or its sublicensee’s) performance of the applicable Customer Responsibilities or (b) otherwise if: (i) such nonperformance results from Customer’s failure to perform any Customer Responsibilities; and (ii) Supplier provides Customer with reasonable notice of such nonperformance and, if requested by Customer, uses commercially reasonable efforts to perform notwithstanding Customer’s failure to perform. If Supplier’s use of commercially

8 reasonable efforts to perform in such a circumstance would cause Supplier to incur any out of pocket expenses, such expenses shall constitute Out-of Pocket Expenses that shall be reimbursable by Customer (together with a 10% administrative fee thereon) in accordance with Section 4.2 above. 5.3 Access. (a) Supplier’s Access to Customer Space. (i) Subject to the terms of this Section 5.3(a)(i) and Section 5.3(a)(ii) below, Supplier and other Supplier Personnel may enter upon any and all parts of a Customer Space: (A) to perform Supplier’s obligations (including, but not limited, to maintenance and repair and security rounds) under an Agreement, (B) to exercise any of Supplier’s rights or remedies under an Agreement, (C) for good cause, to determine whether Customer (or its sublicensee) is complying with its obligations under an Agreement, and (D) upon reasonable prior notice, to show the Customer Space to prospective purchasers of the applicable Facility or of Supplier, or to prospective or current mortgage lenders and during the last twelve (12) months of any applicable Service Term, (or at any time that Customer (or its sublicensee) has vacated or abandoned, or otherwise is not operating in) a Customer Space) to prospective customers or tenants). In connection with Supplier’s rights hereunder, Supplier shall at all times have and retain keys, pass keys and/or other access devices or credentials with which to unlock all of the doors in, on or about the Customer Space, and Supplier shall have the right to use any and all means by which Supplier may deem proper to open such doors to obtain entry to the Customer Space in an emergency. Notwithstanding anything herein to the contrary, except for emergencies, Supplier shall use reasonable efforts to minimize disruption of Customer’s (or its sublicensee’s) business or occupancy during such entries, and may not circumvent, compromise or disrupt the use or security of any Customer Equipment. (ii) Supplier agrees that (except in the case of an emergency) Supplier shall comply with Customer’s Security Procedures in connection with any access by Supplier to the Customer Space; provided that: (A) Supplier has received written notice of Customer’s Security Procedures, and (B) Customer’s Security Procedures do not unreasonably interfere with Supplier’s ability to perform, or increase the cost to Supplier to perform, Supplier’s obligations under any Agreement. “Customer’s Security Procedures” means Customer’s (or its sublicensee’s) reasonable security procedures as they may be updated from time to time by Customer by deliver thereof to Supplier at least five (5) business days prior to the date that the same shall take effect. (b) Customer (or its sublicensee) will provide to Supplier and Supplier Personnel assigned to work at a Customer Facility reasonable access to the Customer Facility upon twenty-four (24) hours’ advance notice (or notice as soon as reasonably practicable in the event of an emergency, which may, in some events, be after access has occurred). Supplier will access the Customer Facility for the sole purpose of providing the Services and to perform its obligations under the Agreement. 5.4 Additional Responsibilities. (a) Customer Equipment. Customer (or its sublicensee) has control and responsibility over the Customer Equipment, including among others for maintenance, installation, testing and operation (b) Compliance with Laws. (i) Customer (or its sublicensee) will, at its cost and expense: (A) secure any and all Permits that are required: (x) for its conduct of its business at, from and within the Customer Space (except for any Permits that Supplier is expressly required to obtain pursuant to Section 2.8(a)(i) above) and (y) for installation of all of its Customer Equipment in the Customer Space, (B) maintain in good standing and effect all necessary and proper business licenses and other licenses and permits relating to its business operations and the Customer Equipment, and (C) comply with all Laws applicable to its use of the Customer Space and its conduct of its business at and from the Customer Space. To the extent not prohibited by Law, Customer (or its sublicensee) will promptly notify Supplier in writing of any investigation or inquiry into whether Customer (or any Customer Personnel) is charged with failing to comply with any Laws applicable to its use of the Customer Space and its conduct of its business at and from the Customer Space. (ii) Customer’s Permitted Use shall be subject to, and Customer and all Customer Personnel shall comply fully with all requirements of the Data Center Rules and Regulations; provided that in the event of any conflict between the Data Center Rules and Regulations and any other provision of any Agreement, the latter shall control. Customer (or its sublicensee) shall abide by and faithfully and strictly observe and comply with the Data Center Rules and Regulations, and shall further be responsible for the compliance by all Customer Personnel with the Data Center Rules and Regulations. Supplier shall not enforce the Data Center Rules and Regulations against Customer (or its sublicensee) in a discriminatory manner, but Supplier shall not be liable for any violation of such rules and regulations by any other tenant or occupant of the Facility. (c) Installation Documentation. Customer (or its sublicensee) will provide Supplier with all required installation documentation for any Customer Equipment, as further described in the applicable Service Order.

9 (d) Hazardous Materials. No Customer Personnel shall, without Supplier’s prior written consent, Handle any Hazardous Materials upon, about, in, at, above or beneath the Customer Space or any portion of the Facility; provided that, Customer (or its sublicensee) may, without Supplier’s consent, Handle Hazardous Materials that are customarily stored and used in the conduct of the Permitted Use (“Customary Hazardous Materials”) at the Customer Space, but only in compliance with all applicable Laws and only in a manner consistent with prevailing industry standards. If any Hazardous Materials become present in, on, under or about (or to be released from) the Customer Space or the Facility as a result of ant acts or omissions of ant Customer Personnel, Customer (or its sublicensee) shall take all actions (or at Supplier’s election, reimburse Supplier for taking all actions) necessary to restore the Facility to the condition existing prior to the introduction of such Hazardous Materials (notwithstanding any less stringent standards or remediation allowable under applicable Laws). (e) Overages in Critical Power. Customer’s (or its sublicensee’s) use of Critical Load Power in each Colocation Space shall not at any time exceed the Electrical Power Threshold for the applicable Colocation Space (as stated in the applicable Service Order). All equipment (belonging to Customer or otherwise) located within a Colocation Space shall be included in the calculation of Customer’s (or its sublicensee’s) use of Critical Load Power in such Colocation Space. Customer shall, upon receipt of written notice, promptly cease the use of any Customer Equipment or other personal property of Customer and its transferees that Supplier reasonably believes will cause (or is causing) Customer’s (or its sublicensee’s) use of Critical Load Power in any portion of the Colocation Space to exceed the Electrical Power Threshold for such portion of the Colocation Space If Customer (or its sublicensee) shall fail to reduce its use of Critical Load Power in any portion of the Colocation Space to a level that complies with the terms of this Section 5.4(e) within twenty-four (24) hours after receiving such a notice from Supplier, Supplier shall have the right to disconnect power to the applicable circuit or circuits as required to reduce use of Critical Load Power in the applicable portion of the Colocation Space below the Electrical Power Threshold for such portion of the Colocation Space. (f) Maintenance. Customer (or its sublicensee) shall, at Customer’s sole cost and expense: (i) maintain the Customer Space and all Customer Equipment in a clean, sightly, safe and good order and clean condition (and in at least as good order and clean condition as when Customer took possession), ordinary wear and tear excepted and (i) regularly remove all trash from the Customer Space. Customer (or its sublicensee) shall be responsible, for the maintenance and repair (and when necessary, replacement) of all portions of the electrical systems and infrastructure serving the Colocation Space “downstream” of the output circuit breakers for the Supplier provided PDUs serving the Colocation Space (including, without limitation, all RPPs, power distribution whips, receptacles and other installations), whether provided as of the applicable Service Commencement Date by Supplier or otherwise. (g) Alterations. Customer (or its sublicensee) shall not make or cause to be made any Alterations without the prior written consent and approval of Supplier, which consent and approval shall not be unreasonably withheld; provided that: (i) Customer (or its sublicensee) may make Permitted Alterations without Supplier’s consent (such that, by way of example only, Supplier’s consent would be required for the installation of overhead ladder racks that are attached to the ceiling, but Supplier’s consent would not be required for the installation of equipment which does not involve drilling into the floor or ceiling), and (ii) Customer (or its sublicensee) shall have the right, at its sole cost and expense and subject to Supplier's approval of the plans and specifications therefor and the contractors who shall perform such work, to install its own security system (“Customer’s Security System”) within the Colocation Space. Supplier shall: (1) notify Customer within fifteen (15) business days whether Supplier approves (or approves subject to conditions) or does not approve any proposed Alterations that require Supplier’s consent and Supplier’s failure to respond within the 15 business day timeframe to such proposed Alterations shall be considered a deemed approval by Supplier, and (2) at Customer’s request made upon request for Supplier’s approval of any Alterations, notify Customer whether it will require removal of such Alterations at the end of the applicable Service Term. Customer (or its sublicensee) shall give Supplier not less than seven (7) business days’ prior written notice before commencing any Alterations (including, but not limited to, any Permitted Alterations) so as to permit Supplier to post appropriate notices of non-responsibility. If reasonably required by Supplier, Customer (or its sublicensee) shall also secure, prior to commencing any Alterations, at Customer’s sole expense, a completion and lien indemnity bond satisfactory to Supplier for such work. (h) Customer’s Vendors. Supplier agrees that Customer (or its sublicensee) may contract with: (i) any licensed third party electrical contractor for the installation and maintenance of electrical interconnections specific to Customer’s Equipment located within a Colocation Space, (ii) any licensed third party contractor for the installation of cabinets, racks and low voltage copper and fiber optic communications infrastructure within a Colocation Space, and (iii) any reputable vendor to provide remote-hands and other technical contract services at a Colocation Space in connection with the day-to-day operation of Customer’s (or its sublicensee’s) business; provided that: (A) Supplier must approve in writing any third party vendor that provides electrical, construction, and other technical contract services to Customer (or its sublicensee) at the Facility before any such vendor may enter the Facility (provided that any such approval of any such vendor shall not to be unreasonably withheld) and (B) all third party vendors must agree to and follow all of Suppliers rules, policies and procedures that are established for like services, including strict adherence to any local seismic and ADA regulations and the Datacenter Rules and Regulations. (i) Encumbrances. Customer (or its sublicensee) shall keep Supplier, the Customer Space, the Facility and the Customer’s interest under each Agreement free from Encumbrances (and it is understood and agreed that Customer has no right under any Agreement to create or permit any Encumbrance to be established). Customer (or its sublicensee) shall satisfy, bond or otherwise

10 discharge all Encumbrances within thirty (30) business days after Supplier notifies Customer that any such Encumbrance has been filed or exists. (j) Transfers. (i) Customer shall not make any Transfer without first obtaining Supplier’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Transfer, whether voluntary, involuntary or by operation of law, shall be valid or effective without Supplier’s prior written consent. If Customer desires to make any Transfer, then at least twenty (20) business days prior to the proposed effective date of the proposed Transfer, Customer shall submit to Supplier: (A) a Transfer Request and such other information and materials as Supplier may reasonably request (and if Supplier requests such additional information or materials within five (5) business days after Supplier’s receipt of a Transfer Request, the Transfer Request shall not be deemed to have been received until Supplier receives such additional information or materials so requested within five (5) business days after Supplier’s receipt of such Transfer Request) and (B) two (2) originals of the proposed Transfer documentation executed by Customer and the proposed transferee. If Customer modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Request, Customer shall re-submit such Transfer Request to Supplier for its consent pursuant to all of the terms and conditions of this Section 5.4(k). (ii) No Transfer shall release Customer from its obligations under any Agreement or alter the primary liability of Customer to pay all Charges and to perform all of the other obligations that are to be performed by the “Customer” under any Agreement. In no event shall the acceptance of any payment by Supplier from any other person be deemed a waiver by Supplier of any provision of any Agreement. Consent by Supplier to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of breach by any transferee or any successor of Customer in the performance of any of the terms of any Agreement, Supplier may proceed directly against Customer without the necessity of exhausting remedies against such transferee or successor. Notwithstanding the foregoing, Supplier acknowledges and agrees that it has agreed to allow Customer to sublicense all obligations under this Agreement and any Service Order in connection therewith to Lambda, Inc. pursuant to that certain Consent to Sublicense dated as the same date herewith. (k) Subordination and Attornment; Estoppel Certificates; Financial Statements. (i) Subordination and Attornment. Each Agreement and the rights of Customer thereunder, are and shall be subordinate to all Security Instruments. Such subordination shall be effective without the necessity of the execution by Customer of any additional document for the purpose of evidencing or effecting such subordination. Supplier shall have the right to subordinate or cause to be subordinated any such Security Instruments to any Agreement and in such case, in the event of the termination or transfer of Supplier’s estate or interest in the Facility by reason of any termination or foreclosure of any such Security Instrument, Customer shall, notwithstanding such subordination, attorn to and become the Customer of the successor in interest to Supplier at the option of such successor in interest. Furthermore, Customer shall within fifteen (15) business days after demand therefor execute any instruments or other documents in a commercially reasonable form which may be reasonably required by Supplier or the Holder of any Security Instrument and specifically shall execute, acknowledge and deliver within fifteen (15) business days of demand therefor a subordination, non-disturbance and attornment agreement, in the commercially reasonable form required by the Holder of the Security Instrument requesting the document. If requested to do so, Customer shall attorn to and recognize as the Supplier under any Agreement any superior lessor, superior mortgagee or other purchaser or person taking title to the Facility by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Customer shall, within fifteen (15) business days of demand therefor execute any commercially reasonable instruments or other documents which may be reasonably required by Supplier or the Holder of any such Security Instrument to evidence the attornment described in this Section 5.4(f)(i). (ii) Estoppel Certificates. At any time and from time to time, within ten (10) business days after written request by Supplier, Customer shall execute, acknowledge and deliver to Supplier a statement in writing certifying all matters reasonably requested by Supplier or any current or prospective purchaser or Holder of any Security Document. Customer acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Section 5.4(j)(ii) may be relied upon by any prospective purchaser of the Facility (or the Suppler) or by any prospective mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Facility. (iii) Financial Statements. Unless Customer is a publicly traded company and its financial statements are available to the public, then no more than two (2) times in any twelve (12) month period during any Service Term, Customer shall, upon ten (10) business days’ prior notice from Supplier, provide Supplier with then current financial statements and financial statements for each of the two (2) years prior to the then current calendar year for Customer. Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and, if audited in the ordinary course of Customer’s business, shall be audited by an independent certified public accountant (and if not so audited, shall be certified as true and correct by the appropriate officer of Customer).

11 6. CONFIDENTIALITY, SECURITY AND AUDITS 6.1 Confidentiality. (a) The parties each agrees that: (a) all of the Supplier Confidential Information and Customer Confidential Information is confidential and constitutes proprietary information of Supplier or Customer (or its sublicensee), as applicable and (b) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys not to disclose (unless required by Law and/or a court of competent jurisdiction) any Confidential Information of the other party to any other person or Entity (except its attorneys and other agents that have agreed to treat such information as confidential and not to disclose it to third parties) without first obtaining the prior written consent of the disclosing party, which may be withheld in the disclosing party’s sole discretion. Notwithstanding anything to the contrary in this MCSA or any Agreement, information shall not be deemed Confidential Information hereunder if Supplier or Customer (or its sublicensee), as applicable, did not use reasonable efforts, under the circumstances, to keep such information confidential, or if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of any Agreement by the receiving party; or (iii) was independently developed by the receiving party prior to disclosure to such party. (b) Each party may disclose the other party’s Confidential Information where: (i) the disclosure is required by Law or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order or (ii) the disclosure is reasonably necessary and is to that party’s or its Affiliates’ employees, officers, directors, attorneys, accountants, consultants and other advisors, or to Supplier’s existing or prospective mortgage lender and its counsel, or to a prospective purchase of the Facility (or the Supplier) and its counsel, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under any Agreement, so long as in all cases the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential. In addition, if any Agreement, or portions thereof, are required under applicable Laws to be disclosed as part of an exhibit to a party’s required public disclosure documents, the affected party shall notify the other party in advance and in writing (and such other party shall have the right to object or otherwise seek confidential treatment of this this MCSA and each Agreement). Each party is responsible for ensuring that any Confidential Information of the other party that it discloses pursuant to this Section 6.1 is kept confidential by the person or entity receiving the disclosure, and to the extent practical, shall cause any party to which it discloses the other party’s Confidential Information to execute a commercially reasonable non-disclosure agreement. Supplier acknowledges and agrees that Customer is a publicly traded company, and in connection with the transactions contemplated by this Agreement, Customer will be required to file a form 8-K with the United States Securities and Exchange Commission and Supplier agrees to such public disclosure statement to be filed by Customer. (c) Upon termination or expiration of this MCSA, each Party will deliver to the other Party any remaining Confidential Information of the other Party in such Party’s possession, including reports, data, work product (alternatively, as requested by the disclosing Party, the receiving Party will destroy such property), and, subject to the provisions of this Section 6.1(c), shall certify that all such Confidential Information has been removed from the applicable Party’s systems, and control and either returned or destroyed; provided however, that the receiving Party may retain a copy of the disclosing Party’s Confidential Information for legal archival purposes, which copy shall be maintained in accordance with the provisions of the Agreement. Receiving Party shall also not be required to return or destroy and may retain a copy of the disclosing Party’s Confidential Information on any computer records or files containing the Confidential Information which have been created pursuant to automatic archiving or back-up procedures on secured central storage servers and which cannot reasonably be deleted, provided that all such archived or backed-up records shall continue to be treated as Confidential Information and shall be maintained in accordance with the provisions of the Agreement. All materials in electronic form shall be delivered to the disclosing Party on such media and in such file format as the providing Party may reasonably direct. 6.2 Security. (a) Security Practices. Supplier will establish, implement and maintain the Supplier’s Access Control Systems and if applicable, other physical security measures and systems consistent with Comparable Owner Practices to protect against the unauthorized access to Customer Equipment in the Colocation Space. The specific physical security measures and systems with respect to the Facility in addition to the Supplier’s Access Control Systems that are described herein will be described in the applicable Service Order, and Supplier shall not be responsible for providing security services within the Customer Space (including, but not limited to, protecting Customer Equipment), except as expressly specified in an Agreement. Neither Supplier nor any of its Affiliates shall have access to or control over any data stored, process, transmitted through or otherwise residing on Customer Equipment, and Supplier shall have no liability to Customer for loss or damage to any such data except for liability for any loss or damage caused by Supplier’s breach of an Agreement. (b) Security Assessments. Upon Customer's (or its sublicensee’s) written request, Supplier shall grant Customer (or its sublicensee) access to the Facility and the Supplier related Building Systems sufficient to permit Customer (or its sublicensee) to

12 conduct physical security assessments; provided that Customer (or its sublicensee) shall not have the right to access any portions of the Facility occupied by other customers of the Facility or any systems or support areas serving other customers of the Facility. Customer (or its sublicensee) may conduct a security assessment before Customer Equipment is delivered to the Facility. Supplier shall consult with Customer (or its sublicensee) and consider in good faith the implementation of appropriate physical security practice improvements with respect to the Colocation Space in response to all security threats identified by any source, including Supplier’s and Customer's (or its sublicensee’s) security assessments. The timeline and terms for completing any such improvements shall be mutually agreed by Supplier and Customer in a Service Order. (c) Security Incidents. Supplier shall promptly inform Customer in writing of any Security Incident of which Supplier has knowledge within 24 hours of which Supplier becomes aware of such Security Incident. Such notice shall be sent via email to: [ ] with a copy to [ ] and [ ] and [ ]. The notice shall summarize in reasonable detail the effect of the Security Incident on Customer (or its sublicensee), or any Customer Equipment (if known) and the corrective action taken or to be taken by Supplier. Supplier shall provide to Customer all relevant information relating to the Security Incident reasonably requested by Customer (or its sublicensee), including log data relating to the Security Incident and information about each vulnerability used or discovered in connection with the Security Incident, but may redact or exclude any information that Supplier is not permitted to disclose pursuant to Supplier’s confidentiality obligations to third parties or other customers or pursuant to Law. To the extent such Security Incident relates to Supplier’s obligations under the Agreement, Supplier shall promptly take all necessary and advisable corrective actions, and shall cooperate with Customer (or its sublicensee) in all reasonable and lawful efforts to prevent, mitigate, or rectify a Security Incident. 6.3 Audits. (a) Records and Security Audits During the Term, Supplier shall: (i) maintain complete and accurate records relating to the physical security of and access to the Facility, including any backup, disaster recovery or other policies, practices or procedures relating to the Services; and (ii) upon Customer's (or its sublicensee’s) reasonable request, make all such records, appropriate personnel and relevant materials available during normal business hours for inspection and audit by Customer (or its sublicensee) and its auditors; provided, that Customer (or its sublicensee) shall: (A) give Supplier at least ten (10) business days' prior notice of any such audit; (B) undertake audits no more than once per calendar quarter (or more frequently for good cause shown); and (C) conduct audits in a manner designed to minimize disruption of Supplier's normal business operations (and Supplier shall have the right to redact or exclude any information that Supplier is not permitted to disclose pursuant to Supplier’s confidentiality obligations to third parties or other customers or pursuant to Law). (b) Regulatory Audits. Any authorized representative of any regulatory agency, taxing authority or private entity that functions in a quasi-regulatory manner that has jurisdiction over Customer (or its sublicensee) in connection with its regulatory functions (each, a “Regulator”) shall, upon request, have the same audit rights as those set forth in clause (ii) of Section 6.3(a). Supplier shall reasonably cooperate with all individuals conducting such audits and consider in good faith all recommendations that result from inspections, tests, and audits as soon as reasonably possible. 6.4 Supplier Assessments and Certifications. Supplier shall conduct its own internal audits pertaining to the Colocation Space and the Services consistent with the audit practices of well managed companies that provide similar products and perform similar services. Except as otherwise set forth in a Service Order, Supplier agrees to maintain, the following industry-standard information assessments and certifications or the industry standard equivalent for the Facility: (a) AT 101/SOC 2 Type II or equivalent reports; and (b) ISO 27001 certification or its equivalent. Supplier will provide Customer (and its sublicensee) and its independent auditors with a summary of the relevant audit findings and certifications within five (5) business days after Customer’s (or its sublicensee’s) request thereof, in each case, to the extent such findings and certifications are within Supplier’s possession and control; provided Supplier shall have the right to redact or exclude any information that Supplier is not permitted to disclose pursuant to Supplier’s confidentiality obligations to third parties or other customers or pursuant to Law. To the extent the resulting audit report and/or certification reveals an actual or imminent material adverse effect on Customer (or its sublicensee) or Customer Equipment, Supplier will consult with Customer (or its sublicensee) and consider in good faith any recommended action to correct any errors or problems identified in the audit report as soon as reasonably possible. 7. INTELLECTUAL PROPERTY RIGHTS 7.1 Customer Material. “Customer Material” means all Customer Equipment, information systems and technology, software, documentation, prototypes, tools, methods, forms, processes, workflows, data, compilations, designs, manuals, specifications and other material owned, licensed to, or developed by Customer (or its sublicensee) (or their Affiliates) that is made available to Supplier Personnel for use in rendering the Services (if any). Customer grants Supplier a limited, nonexclusive, non-transferable, no- charge license during the Term to Use the Customer Material for the sole purpose of providing the Services. Customer will not incorporate any third party proprietary materials, information or intellectual property (“Third Party Material”) into Customer Material, unless Customer has obtained a royalty-free, non-exclusive license permitting Supplier and its Affiliates to use and sublicense such Third Party Material in connection with rendering the Services.

13 7.2 Supplier Material. “Supplier Material” means all equipment, information systems and technology, software, documentation, prototypes, tools, methods, forms, processes, workflows, data, compilations, designs, manuals, specifications and other material owned, licensed to, or developed by Supplier (or its Affiliates) that is made available to Customer Personnel for use in connection with use of the Services (if any). Supplier grants Customer a limited, nonexclusive, non-transferable, no-charge license during the Term to Use the Supplier Material solely in connection with its use of the Services. Supplier will not incorporate any Third Party Material into Supplier Material, unless Supplier has obtained a fully paid-up, royalty-free, non-exclusive license permitting Customer and its Affiliates to use and sublicense such Third Party Material in connection with use of the Services. 7.3 No Interference. Nothing in this MCSA or any Agreement will be deemed to prevent Supplier from carrying on its business or developing for itself or others, materials that are similar to or competitive with those produced as a result of the Services provided, they do not contain or disclose any Confidential Information or proprietary information of Customer or otherwise infringe or constitute a misappropriation of Intellectual Property Rights of Customer. 8. TERM AND TERMINATION 8.1 Duration. This MCSA will come into effect when signed by both Parties and shall remain in effect until the later of: (a) December 31, 2027 and (ii) the date of termination or expiration of the last Service Order that is entered into prior to the date specified in clause (a) (the “Term”). 8.2 Termination, Generally. This MCSA and each Agreement may only be terminated as provided in this Section 8 (Term and Termination). Termination by a Party will be without prejudice to any other rights and remedies available to a Party. Except as expressly set forth in this MCSA or the applicable Service Order, Customer will not be obliged to pay any termination charges or demobilization fees in connection with the termination of any Agreement as a result of a Supplier Default. 8.3 Termination by Customer. Customer may terminate an Agreement as follows: (a) for Supplier Default by delivery of written notice thereof at any time prior to the date on which such Supplier Default is cured or remedied (any termination under this clause (a) shall be effective as of the date of delivery of notice of termination); (b) pursuant to Section 10 (Casualty and Taking) below, or (c) for convenience (i.e., without cause), if and to the extent expressly permitted in, and subject to all terms and conditions specified in the applicable Service Order, if any. A “Supplier Default” shall occur if: (i) if Supplier breaches (A) Section 6,1 (Confidentiality); or Section 9.3 (Debarment); or; (ii) if Supplier fails to perform any of its other material obligations under the applicable Agreement and (x) does not cure such failure within thirty (30) days after receiving notice of the same (describing such failure in reasonable detail) from Customer, or (y) if Supplier’s failure to perform is curable within 60 days but cannot reasonably be cured within thirty (30) days following written notice, no Supplier Default shall occur if Supplier commences to cure the breach within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, or (z) if Supplier’s failure to perform cannot reasonably be cured within 60 days, the Agreement may be terminated immediately. 8.4 Termination by Supplier. Supplier may terminate an Agreement as follows: (a) for Customer Default by delivery of written notice thereof at any time prior to the date on which such Supplier Default is cured or remedied (any termination under this clause (a) shall be effective as of the date of delivery of notice of termination); or (b) pursuant to Section 10 (Casualty and Taking) below. A “Customer Default” shall exist if: (i) if Customer breaches (A) Section 6,1 (Confidentiality); or Section 9.3 (Debarment); (ii) subject to Section 4.2(c) above, if Customer fails to pay any Charges when due, and such failure continues for five (5) business days after Supplier’s delivery of notice thereof; or (iii) if Customer fails to perform any of its other material obligations under the applicable Agreement and (x) does not cure such failure within thirty (30) days after receiving notice of the same (describing such failure in reasonable detail) from Supplier, or (y) if Customer’s failure to perform is curable within 60 days but cannot reasonably be cured within thirty (30) days following written notice, no Customer Default shall occur if Customer commences to cure the breach within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, or (z) if Supplier’s failure to perform cannot reasonably be cured within 60 days, the Agreement may be terminated immediately. 8.5 Effect of Termination. Upon the effective date of termination of an applicable Agreement (the “Date of Termination”): (i) Supplier will immediately cease providing the terminated Services; (ii) Customer will pay for all Charges accrued through the date of termination; (iii) if the termination was made by Customer for convenience pursuant to any Service Order, Customer will be responsible for and shall pay the early termination fees specified in the applicable Service Order (and payment of such early termination fees shall be a condition to the effectiveness of any such termination for convenience), and (iv) Customer shall vacate the applicable Customer Space and remove any Customer Equipment remaining in the Facility and surrender the applicable Customer Space to Supplier in accordance with Section 2.1(f) above. If either Party terminates any Agreement due to the default of the other Party, subject to the terms and conditions of the applicable Agreement, the non-defaulting Party shall also have all rights and remedies available to such Party under law or at equity as a result of such default.

14 9. COVENANTS; REPRESENTATIONS AND WARRANTIES 9.1 Performance of Services. Supplier covenants that it will perform all Services in accordance with the applicable Agreement and with the Service Level Agreement attached to the applicable Service Order. Customer (or its sublicensee) covenants that it will or cause to be performed all of it obligations under and in accordance with each Agreement. 9.2 Non-Infringement. Supplier warrants and covenants that the Services will not infringe or misappropriate any Intellectual Property Rights of any third party. Customer warrants and covenants that its use of the Services will not infringe or misappropriate any Intellectual Property Rights of any third party. 9.3 Debarment. As of the date of this MCSA, each Party represents and warrants that it is not: (a) debarred, suspended, excluded or disqualified from doing business with the United States Government; or (b) listed on the Excluded Parties List System maintained by the General Services Administration of the United States Government (found at www.epls.gov); or (c) an entity with which U.S. entities are prohibited from transacting business of the type contemplated by the Agreement or with which U.S. entities must limit their interactions to types approved by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), such as by Law, executive order, trade embargo, economic sanction, or lists published by OFAC. Each Party agrees to immediately notify the other Party in writing in the event either Party breaches any of its representations and warranties or has reason to believe that it will become in breach of any of such representations and warranties. 9.4 Representations and Warranties. Supplier and Customer each represent, warrant and covenant to the other that: (a) it is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification; (b) the individual person(s) signing the MCSA (and each Service Order) has and will have all right, power and authority to sign them on behalf of Supplier or Customer, as applicable; and (c) the execution of the Agreement by Supplier or Customer, as applicable, shall not conflict with or violate, and shall not breach, any agreement, covenant, court order, judgment or decree to which Supplier or Customer, as applicable, is a party or by which it is bound. 9.5 Consent to Sublicense. Supplier acknowledges and agrees that this MCSA and the Service Order are expressly conditioned upon the simultaneous execution by all parties to that certain Consent to Sublicense dated as of the date herein and that this MCSA and the respective Service Order will only be effective upon the full execution of such Consent to Sublicense. 9.6 DISCLAIMER. EXCEPT AS SET FORTH IN THIS MCSA OR ANY SERVICE ORDER, EACH PARTY DISCLAIMS ANY AND ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OF MERCHANTABILITY. 10. CASUALTY AND CONDEMNATION 10.1 Casualty. (a) Each Party shall promptly notify the other Party in writing (a “Damage Notice”) of any fire or other casualty event, damage or condition to which this Section 10.1 is or may be applicable (a “Casualty”). (b) Supplier’s Termination Rights. If any damage caused by a Casualty (“Casualty Damage”)) substantially interferes with Supplier’s operation of the Facility and Supplier reasonably and in good faith determines that more than one hundred eighty (180) days will be required to complete the Restoration (defined below) of such Casualty Damage, then Supplier shall have the right to elect to terminate, in Supplier’s sole and absolute discretion, all applicable Agreements (that are affected by such Casualty) by delivery of written notice thereof to Customer within ninety (90) days following Supplier’s discovery of such Casualty Damage or (b) to continue any or all applicable Agreements in effect (subject to Customer’s rights under Section 10.1(c) below). (c) Customer’s Termination Rights. (i) If Customer (or its sublicensee) notifies Supplier that it is prevented from using any Colocation Space for the Permitted Use as a result of any Casualty Damage, then Supplier shall promptly thereafter provide written notice (the “Restoration Notice”) to Customer setting forth the period of time (the “Estimated Restoration Period”) that Supplier reasonably and in good faith believes shall be required to complete the Restoration (defined below) with respect to the applicable Colocation Space(s) to the extent necessary to allow Customers (or its sublicensees) use of the applicable Colocation Space(s) for the Permitted Use (the “Customer Space Restoration”). If the Estimated Restoration Period is more than one hundred eighty (180) days, Customer shall have the right to terminate the applicable Agreement or Agreements (that are affected by such Casualty), but only on the condition that Customer delivers written notice of termination to Supplier on or before the day that is ten (10) business days after Supplier’s delivery of the Restoration Notice.

15 (ii) In addition, if Supplier shall fail to complete the Customer Space Restoration, on or before the date that is sixty (60) days after the last of the Estimated Restoration Period, Customer shall have the right to terminate the applicable Agreement or Agreements (that are affected by the applicable Casualty), but only on the condition that Customer delivers written notice of termination to Supplier on or before the day that is ten (10) business days after the date that is sixty (60) days after the last day of the Estimated Restoration Period and before the Customer Space Restoration is completed. (d) Unless an Agreement is terminated in accordance with Section 10.1(a) or Section 10.1(b) above, Supplier shall begin to repair the Casualty Damage to the Facility and the applicable Customer Space promptly after its discovery of any Casualty Damage (subject to reasonable delays for insurance adjustment or other matters beyond Supplier’s reasonable control, and subject to all other terms of this Section 10.1), and shall proceed with reasonable diligence to restore (the “Restoration”) the Facility and the applicable Customer Space(s) to substantially the same condition as it existed before such Casualty, except for modifications required by applicable Laws and modifications that are deemed desirable by Supplier and that are consistent with Comparable Owner Practices (and Customer Equipment Personal Property or any Alterations made by or for Customer (or its sublicensee), all of which shall be promptly repaired, restored and/or replaced by Customer (or its sublicensee)). Supplier shall have no liability for any inconvenience or annoyance to Customer (or its sublicensee) for Charges (with respect to the applicable Customer Space(s) that is (or are) affected by a Casualty) shall abate proportionally if and to the extent Customer (or its sublicensee) ceases the Permitted Use of portions of the Customer Space that was (or were) damaged by a Casualty and rendered unfit for use for the Permitted Use as a result thereof, for the period of time commencing on the date Customer (or its sublicensee) stops using such damaged portion of the applicable Customer Space(s) for the Permitted Use and continuing until the Customer Space Restoration is substantially complete. (e) Supplier and Customer agree that the provisions of this Section 10.1 and the remaining provisions of each Agreement shall exclusively govern the rights and obligations of the Parties with respect to any and all damage to, or destruction of, all or any portion of the Facility, and Supplier and Customer hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect. 10.2 Taking. (a) If the whole or a material portion of the Facility or any Colocation Space is taken under the power of eminent domain, or sold to a governmental authority to prevent the exercise thereof (collectively, a “Taking”), the applicable Agreement or Agreements (that are affected by such Taking) shall automatically terminate as of the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking (the “Taking Date”). (b) In the event of a Taking of: (i) such portion of the Facility as shall, in the opinion of Supplier, substantially interfere with Supplier’s operation thereof for a period of time in excess of one hundred eighty (180) days, Supplier may terminate the applicable Agreement or Agreements (that are affected by such Taking) upon the Taking Date by delivery of written notice to Customer given at any time prior to the Taking Date or (ii) such portion of the Facility or any Colocation Space as shall prevent Customer (or its sublicensee) from conducting Customer’s (or its sublicensee’s) business in any portion of a Colocation Space, for a period of time in excess of one hundred eighty (180) days. Customer shall have the option to terminate the applicable Agreement or Agreements (that are affected by such Taking) upon the Taking Date by delivery of written notice to Supplier given at any time prior to the Taking Date. (c) If a portion of a Colocation Space is so taken and the applicable Agreement is not terminated: (i) Supplier shall, with reasonable diligence and at Supplier’s cost (to the extent of the condemnation award received by Supplier), proceed to restore (to the extent permitted by applicable Laws) the applicable Colocation Space and the Facility (other than Customer Equipment) to a complete, functioning unit and (ii) the Charges payable hereunder shall be equitable reduced based on the portion of the Colocation Space that Customer is prevented from using for the Permitted Use as a result of such Taking. (d) Except as expressly provided otherwise in this Section 10.2, the entire award for any Taking shall belong to Supplier (without deduction for any estate or interest of Customer), except that Customer shall be entitled to independently pursue a separate award for the loss of, or damage to, Customer Equipment and Customer’s relocation costs directly associated with the Taking (but Customer shall not otherwise assert any claim against Supplier or the condemning authority). No temporary Taking (for less than one hundred eighty (180) days days) of the Facility of any Customer (or any portion thereof) shall terminate any Agreement or entitle Customer to any abatement or reduction of the Charges payable by Customer hereunder; provided that any award for any such temporary Taking shall belong to Customer, but only to the extent that the award applies to any time period during the Term of the applicable Agreement. (e) This Section 10.2 shall be Customer’s sole and exclusive remedy in the event of a Taking, and each of Supplier and Customer hereby waives the provisions of any Laws to the contrary. 11. WAIVER; INDEMNIFICATION; INSURANCE 11.1 Indemnification.

16 (a) Indemnification By Customer. Customer will: (i) defend Supplier, its Affiliates and their respective officers, directors, employees, agents and representatives (collectively, “Supplier Indemnitees”) from and against any and all Customer Indemnified Claims and (iii) indemnify and hold Supplier and the other Supplier Indemnitees harmless from and against (and to reimburse Supplier and the other Supplier Indemnitees for) any and all Losses incurred in connection with any such Customer Indemnified Claims. “Customer Indemnified Claims” means all Claims arising out of or in connection with: (A) Customer’s or Customer Personnel’s gross negligence, willful misconduct, or fraud; (B) any Hazardous Materials that are released from or that become present in, on, under or about the Facility as a result of any acts or omissions of Customer or any Customer Personnel; (C) the failure by Customer to timely surrender any Customer Space upon expiration or termination of the applicable Agreement; (D) any Encumbrances arising out of acts or omissions of Customer or any Customer Personnel; (E) fees or wages due to personnel of Customer or Customer’s contractors; (F) any breach of Customer under: (1) Section 6.1 (Confidentiality), (2) Section 9.2 (Non-Infringement), or (3) Section 9.3 (Debarment); (G) the content of any communications transmitted (directly or indirectly) to, through or by Customer or any other Customer Personnel or any of its (or their) Customer Equipment and (H) death or bodily injury, caused by the negligence of Customer, any personnel of Customer, or any of Customer’s contractors or third-party suppliers. (b) Indemnification by Supplier. Supplier will (i) defend Customer, its Affiliates and their respective officers, directors, employees, agents and representatives (collectively, “Customer Indemnitees”) from and against any and all Supplier Indemnified Claims, and (iii) indemnify and hold Customer and the other Customer Indemnitees harmless from and against (and to reimburse Customer and the other Customer Indemnitees for) any and all Losses incurred in connection with any such Supplier Indemnified Claims. “Supplier Indemnified Claims” means arising from, or in connection with any of the following: (A) fees or wages due to Supplier Personnel or Supplier’s contractors; (B) any breach of Supplier’s obligations under” (1) Section 6.1 (Confidentiality), (2) Section 9.2 (Non-Infringement), or (3) Section 9.3 (Debarment); (C) death or bodily injury, caused by the negligence of Supplier, any Supplier Personnel, or any of Supplier’s contractors or third-party suppliers, (D) Supplier’s or Supplier Personnel’s gross negligence, willful misconduct, or fraud and (E) any Hazardous Materials that are released from or that become present in, on, under or about the Facility as a result of any acts or omissions of Supplier or any Supplier Personnel. (c) Indemnification Procedures. The indemnified Party will give the indemnifying Party prompt written notice of any Claim for which defense is sought under this Section 11.1 (Indemnification). Failure to give notice will not diminish the indemnifying Party’s obligation under this Section 11.1 (Indemnification) if the indemnifying Party has or receives knowledge of the existence of such Claim by any other means or if the failure does not materially prejudice the indemnifying Party's ability to defend the Claim. The indemnifying Party may select legal counsel to represent the indemnified Party (said counsel to be reasonably satisfactory to the indemnified Party) and otherwise control the defense of such Claim. If the indemnifying Party elects to control the defense of such Claim, the indemnified Party may participate in the defense at its own expense. If the indemnifying Party, within a reasonable time after receipt of such notice, fails to defend the indemnified Party, the indemnified Party may undertake the defense of, and compromise or settle, the Claim on behalf and at the risk of the indemnifying Party. If the Claim is one that cannot by its nature be defended solely by the indemnifying Party, the indemnified Party will make available information and assistance as the indemnifying Party may reasonably request at the indemnifying Party’s expense. The indemnifying Party may not, without the prior written consent of the indemnified Party: (a) consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non- monetary relief affecting any Customer Indemnitee or Supplier Indemnitee, as applicable, or (b) consent to the entry of any judgment or enter into any settlement unless such judgment or settlement provides for an unconditional and full release of the Customer Indemnitees or the Supplier Indemnitees, as applicable, and does not diminish any of the indemnified Party’s rights under the Agreement or result in additional fees or charges to the indemnified Party. (d) This Section 11.1 shall survive expiration or termination of this MCSA and all applicable Agreements. 11.2 Customer’s Insurance; Customer’s Waiver of Subrogation. (a) Customer (or its sublicensee) shall, at Customer’s (or its sublicensee’s) expense, procure and maintain throughout the Term a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “1” to this MCSA. (b) Customer hereby waives its rights against the Supplier Indemnitees with respect to any claims, damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from: (a) risks insured against under any insurance policy carried by Customer (or its sublicensee) at the time of such claim, damage, loss or injury, or (b) risks which would have been covered under any insurance required to be obtained and maintained by Customer (or its sublicensee) under this MCSA had such insurance been obtained and maintained as required, including all such claims that are caused by or result from the negligence of any Supplier Indemnitees. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this MCSA or any Agreement. Customer hereby waives all rights of subrogation, including those of its property insurers, against the Supplier Indemnitees, and shall procure, if necessary, all such endorsements to any such property insurance carried by it as will fully protect the Supplier Indemnitees from any right of subrogation and liability in the event of such loss.

17 11.3 Supplier’s Insurance; Supplier’s Waiver of Subrogation. (a) During the Term, Supplier agrees to carry and maintain “all risk” property insurance (with full replacement cost coverage) covering the Facility and Supplier’s property therein. For the avoidance of doubt, Supplier shall not be obligated to carry insurance on any Customer Equipment. (b) Supplier hereby waives its rights against the Customer Indemnitees with respect to any claims for loss or damage to the Facility and/or Supplier’s personal property, equipment and fixtures, which are caused by or result from: (a) risks insured against under any property insurance policies which are required to be obtained and maintained by Supplier under this MCSA, and were, in fact, carried by Supplier at the time of such claim, damage, loss or injury, or (b) risks which would have been covered under any property insurance required to be obtained and maintained by Supplier under this MCSA and such insurance been obtained and maintained as required, including all such claims that are caused by or result from the negligence of any Customer Indemnitees. Supplier hereby waives all rights of subrogation, including those of its property insurers, against the Customer Indemnitees, and shall procure, if necessary, all such endorsements to any such property insurance carried by it as will fully protect the Supplier Indemnitees from any right of subrogation and liability in the event of such loss 12. LIABILITY 12.1 Liability Cap. Except as provided in Section 12.3 (Exceptions) below, each Party’s total liability to the other Party in connection with any Agreement, whether in contract or in tort (including for breach of warranty, negligence and strict liability in tort) shall not exceed an amount equal to the Charges paid or payable to Supplier pursuant to the applicable Service Order for proper the performance of the Services for the twenty-four (24) months prior to the month in which the most recent event giving rise to liability occurred. 12.2 Disclaimer of Certain Damages. Except as provided in Section 12.3 (Exceptions) below, neither Party will be liable to the other for any consequential, incidental, indirect or punitive damages, or any loss of revenue, business, savings or goodwill, regardless of the form of action or the theory of recovery, even if it has been advised of the possibility of such damages. 12.3 Exceptions. The limitations and exclusions set forth in Section 12.1 (Liability Cap) and Section 12.2 (Disclaimer of Certain Damages) will not apply with respect to: (a) damages attributable to fraud or willful misconduct of the Party at fault; (b) Claims that are the subject of indemnification pursuant to Section 11 (Indemnification); (c) intentional misappropriation or intentional infringement of a Party‘s Intellectual Property Rights; or (d) Customer’s obligation to pay Charges under the terms of the Agreements. 12.4 Classification of Damages. The Parties agree that the following will be considered direct damages: (a) damages suffered by any Customer Affiliate (or Customer’s sublicensee or its Affiliate) or Supplier Affiliate, as applicable, that would be direct damages if they had instead been suffered by Customer, its sublicensee or Supplier, as applicable; and (b) payments, fines, penalties or interest imposed by a governmental body or regulatory entity to the extent caused by Supplier, Customer’s sublicensee or Customer. 13. DISASTER PLAN; DISASTER RECOVERY 13.1 Disaster Plan. Supplier shall maintain and implement a written disaster avoidance and recovery plan in accordance with established industry standards of similarly situated data center developers or operators designed to safeguard and to recover after Casualty Damage (a) access to the Colocation Space and (b) Supplier’s ability to perform the Services (the “Disaster Plan”). Supplier shall provide Customer (and its sublicensee) a copy of the Disaster Plan upon request. Supplier shall regularly review and update the Disaster Plan as reasonably determined by Supplier. 13.2 Disaster Recovery. Supplier shall perform its own disaster recovery testing at least once every calendar quarter and provide to Customer copies of such test results upon request. If a Casualty occurs, Supplier shall follow its Disaster Plan and shall use commercially reasonable efforts to promptly restore the Services. 14. GOVERNING LAW; ATTORNEYS’ FEES; DISPUTES AND REMEDIES 14.1 Governing Law. This MCSA and each Agreement will be interpreted and construed in accordance with the substantive laws of the state or commonwealth in which the Facility is located, without regard to any provisions of its choice of law rules that would result in a different outcome. 14.2 Intentionally Omitted. 14.3 Dispute Resolution.

18 (a) Informal Dispute Resolution. In the event any disputes, differences or controversies arise between the Parties, out of or in relation to or in connection with the provisions of this MCSA or any Agreement, the Parties shall endeavor in good faith to reach an amicable settlement. (b) Each Party hereby submits to local jurisdiction in the state or commonwealth in which the Facility is located and agrees: (i) that any action by one Party against the other shall be instituted in the state or commonwealth in which the Facility is located and (b) that each Party shall have personal jurisdiction over the other for any action brought by such Party against the other in the state or commonwealth in which the Facility is located. 14.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS MCSA OR ANY AGREEMENT IN WHICH THE PARTIES ARE ADVERSE PARTIES. THE FILING OF A CROSS-COMPLAINT BY ONE PARTY AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.” 14.5 Cumulative Remedies; Equitable Relief. Except as provided in the MCSA or in any Agreement (including, with respect to Service Level Defaults), the specific remedies to which either Party may resort under the provisions of this this MCSA or any Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this MCSA or any Agreement. In addition to the other remedies provided in this MCSA and each Agreement, subject to Laws, each Party shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this MCSA or any Agreement or to a decree compelling specific performance of any such covenants, conditions or provisions. 14.6 No Waiver. No failure or delay by a Party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. If a Party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy that Party may have. 15. MISCELLANEOUS 15.1 Notices; Critical Response Notifications. (a) All formal notices, requests, demands, approvals and communications under this MCSA and each Agreement (other than notices to be provided under Section 15.1(b) below and routine operational communications which may be transmitted via e-mail as specified in any Agreement) (collectively, “Notices”) will be in writing and may be served either: (a) by reputable overnight courier service (such as Federal Express or UPS) with proof of delivery or (b) by e-mail, so long as: (i) receipt of the applicable email transmission is confirmed by the recipient (such as by a responsive email) or (ii) a copy of such notice is also delivered via the method listed in clause (a) above within one business day after the applicable e-mail transmission, in each case addressed to the Party at the addresses specified in the applicable Service Order. Notices given as described in the preceding sentence will be considered received on the day of actual delivery. A Party may change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee in the manner provided above. (b) Notwithstanding anything to the contrary contained herein, if: (i) any breach of security in any Colocation Space shall occur, or any service interruption shall occur (a “Critical Response Notice Event”), then: (A) Customer (or its sublicensee) shall immediately provide notice to Supplier: (x) via telephone to Supplier’s facility manager at the number specified in specified in the applicable Service Order and (y) via email to the e mail address specified in specified the applicable Service Order or such other number and/or email address as Supplier shall from time to time notify Customer in writing (“Supplier’s Emergency Contacts”) and (ii) unless Customer (or its sublicensee) shall have previously received notice of such Critical Response Notice Event, Supplier shall immediately provide notice to Customer: (A) via telephone at the number provided in the applicable Service Order and (B) via email to the email address specified in the applicable Service Order, or such other number(s) and/or email address(es) as Customer shall from time to time notify Supplier in writing (“Customer’s Emergency Contacts”). 15.2 Order of Precedence; Interpretation. (a) Order of Precedence. In the event of a conflict between or among the documents comprising an Agreement, the following order of precedence will apply (documents listed in descending order of priority): the Service Order this MCSA; NDA; and other schedules and supplementary agreements entered into by both Parties. A Service Order may amend or override this MCSA if and to the extent that the Service Order specifically identifies the affected provision(s) of the MCSA and expressly states that the Parties intend to amend or override such provision(s) for purposes of that Agreement.

19 (b) Interpretation. Section references are to sections of the document in which the reference is contained and will be deemed to refer to and include all subsections of the referenced section. The section headings in this MCSA are for reference purposes only and may not be construed to modify or restrict any of the terms of the Agreement. This MCSA and each Agreement will be deemed to have been written by both Parties. This MCSA is written in the English language, and the English text of this MCSA and of each Agreement shall prevail over any translation hereof. Unless the context requires otherwise: (a) ”including” (and any of its derivative forms) means including but not limited to, (b) ”may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, and (c) ”will” and “shall” are expressions of command, not merely expressions of future intent or expectation. 15.3 Severability. If any provision of an Agreement Document is held invalid by a court with jurisdiction over the Parties, such provision will be severed, and the remainder of the Agreement Documents will remain in full force and effect. 15.4 Third Party Beneficiaries. This MCSA and each Agreement is entered into solely between Supplier and Customer and, except for the Parties’ waiver and indemnification obligations under Section 11.1 (Waiver and Indemnification), will not be deemed to create any rights in, or any obligations to, any third parties. 15.5 Survival. Any provision of the Agreement that contemplates or governs performance or observance subsequent to termination or expiration thereof will survive the expiration or termination thereof for any reason, including the following: Section 2.1(f) (Vacating the Customer Space), Section 6.1 (Confidentiality), Section 7 (Intellectual Property Rights), Section 8.5 (Effect of Termination), Section 9 (Covenants Representations and Warranties), excepting Section 9.1 thereof, Section 11.1 (Waiver and Indemnification), Section 12 (Liability), and Section 14 (Governing Law; Attorneys’ Fees; Disputes and Remedies) and Section 15 (Miscellaneous). 15.6 Time is of the Essence; Force Majeure. (a) Subject to Section 15.2(b), time is of the essence of this MCSA and each Agreement and the performance of all obligations of each Party hereunder and thereunder. (b) A Party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than (i) payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) and (ii) and Supplier’s obligations to activate Supplier’s Disaster Plan) if such failure is caused by a Force Majeure Event. A Party affected by a Force Majeure Event shall promptly notify the other Party of the Force Majeure Event and of its plans and efforts to implement a work-around. For as long as the Force Majeure Event continues, the affected Party shall use commercially reasonable efforts to recommence performance as soon as reasonably possible. 15.7 Entire Agreement. Each Agreement constitutes the entire agreement between the Parties with respect to its subject matter and merges, integrates and supersedes all prior and contemporaneous agreements and understandings between the Parties, whether written or oral, concerning its subject matter. Any terms and conditions on any order or written notification from either Party that purport to vary or supplement any Agreement shall not be effective or binding on the other Party. Each Agreement may be amended or modified solely in a writing signed by a duly authorized representative of both Parties. 15.8 No Brokers. Each party hereto represents to the other that it has not engaged, dealt with or been represented by any broker or finder in connection with this MCSA (or any Agreement). Supplier and Customer shall each indemnify, defend (with legal counsel reasonably acceptable to the other) and hold harmless the other party from and against all Claims and Losses (related to any claim made by any person or entity for any commission or other compensation in connection with the execution of this MCSA (or any Agreement) based on an allegation that claimant dealt through the indemnifying party. 15.9 Examination and Execution. Neither this MCSA nor any Service Order shall have any force and effect until it is executed and delivered by both of Supplier and Customer. This MCSA and each Service Order may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Each of the Parties hereto agree that the delivery of an executed copy of this MCSA or any Service Order by facsimile, email, or electronic signature technology (such as “DocuSign”) shall be legal and binding and shall have the same full force and effect as if an original executed copy of this MCSA or the applicable Service Order had been delivered. Neither Supplier nor Customer will have the right to object to the manner (e.g., facsimile, email, or electronic signature technology) in which the MCSA or any Service Order was executed as a defense to the enforcement of this MCSA or any Agreement. 16. DEFINED TERMS. Terms used in this MCSA or in an Agreement with initial capitalization have the meanings specified where used or in this Section 16 (Defined Terms) “Affiliate” means with respect to an entity, any other entity or person controlling, controlled by, or under common control with, such entity. For purposes of this definition, “control” means possessing, directly or indirectly, the power to direct or cause the direction of

20 the management, policies or operations of an entity, whether through ownership of voting securities, by contract or otherwise. “Alterations” means any alterations, additions, improvements or replacements to the Customer Space or any other portion of the Facility. “Anti-Bribery Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (in each case, as amended from time to time) and all other applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any government official or any other person. “Building Systems” means, collectively, the Facility’s collectively, primary systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, access control, security, and systems and equipment. For the avoidance of doubt, the electrical Building Systems end at the PDUs serving each Colocation Space and do not include electrical systems and infrastructure “downstream” of the output circuit breakers for such PDUs (including, without limitation, all RPPs, power distribution whips, receptacles and other installations). “Claims” means any demands or any civil, criminal, administrative or investigative claims, actions or proceedings (include arbitration) asserted, commenced or threatened against an entity or person by an unaffiliated third party. For the purposes of this definition, an employee of either Party is considered an unaffiliated third party. “Carrier Services” means a collective reference to internet, transport and other services provided by one or more third-party telecommunications carriers (each a “Carrier”) that are procured directly by Customer, or to the extent agreed in a Service Order, provided through Supplier. “Colocation Space” means a collective reference to the colocation space to be licensed by Supplier to Customer described on a Service Order together with associated power, cooling and other services to be provided by Supplier pursuant to a Service Order (provided that if any Service Order identifies a Colocation Space that consists of more than one increment of Colocation Space (such as spaces that are located in two different Data Halls), then references herein to Colocation Space may refer to either all such increments of space collectively, or each such increment of space, individually, as the context may require. “Comparable Owner Practices” means practices that are consistent with the prevailing practices of owners of first-class mission critical data center projects in the United States of America, “Critical Load Power” means, with respect to any particular Colocation Space, the total electrical power connected to and available for utilization by Customer in such space as measured at the applicable demarcation point as defined in the applicable Service Order. “Confidential Information” means Customer Confidential Information and Supplier Confidential Information. “Containment”“ means and refers to a hot or cold aisle containment solution for a Colocation Space (i.e., the installation of certain equipment, barriers and materials throughout the Colocation Space for the purpose of keeping hot aisle air segregated from cold aisle air in such Colocation Space), including “door open” and “door closed” sensors that record the time of such openings and closings, in accordance with plans that have been reviewed and reasonably approved by Supplier. “Cross Connections” means interconnections between Customer’s Equipment and the systems or equipment of other occupants of the Facility and any telecommunications carriers present at the Facility. “Customer Confidential Information” means: (a) the terms and provisions of this MCSA and each Service Order and of any term sheet, letter of intent or discussions on which this MCSA of any Service Order is based and the content of any discussions between Customer and Supplier regarding the same, (b) the contents of any documents disclosed to Supplier under Section 5.4(k)(iii) below, (c) the fact that Customer and Supplier have entered into this MCSA or any Service Order and that Customer occupies space in the Facility, (d) Customer Data; and (e) any other information that is disclosed by Customer to Supplier in connection with this this MCSA or any Service Order (i) is marked as confidential, proprietary, or with a similar legend or (ii) that the party receiving the information otherwise should reasonably know to be confidential based upon its content. “Customer Data” means all personal or confidential proprietary data and information regarding Customer, its customers and suppliers that is either: (i) required to be furnished, disclosed or otherwise made available to Supplier Personnel by or on behalf of Customer pursuant to an Agreement; or (ii) collected by Supplier Personnel on behalf of Customer in the course of performing the Services. “Customer Equipment” means the computer equipment, software, hardware and other materials and personal property provided for, placed by or owned by Customer (or any Customer Personnel) in the Colocation Space or other portions of the Customer Space (other than equipment owned by Supplier).

21 “Customer Space” means, collectively, the space licensed by Customer pursuant to any Service Order, including any Colocation Space and any Support Space. “Data Center Rules and Regulations” means Supplier’s Data Center Rules and Regulations as attached in Exhibit 3 (which are hereby incorporated herein and made a part hereof)), and any non-discriminatory amendments, modifications, and/or additions thereto as may hereafter be adopted and published by written notice by Supplier and (a) are reasonably necessary for the safety, care, security, good order and/or cleanliness of the Facility and (b) are consistent with Comparable Owner Practices . “Electrical Power Threshold” means, with respect to any particular Colocation Space (or any portion of any Colocation Space), the maximum number of kilowatts of Critical Load Power that Supplier is required to provide to (and that is available for utilization by Customer) in such Colocation Space (or such portion of such Colocation Space) as specified in the applicable Service Order (and as measured at the applicable demarcation point at which Critical Load Power is to be delivered to the applicable Colocation Space (or the applicable portion of the applicable Colocation Space) as specified in the applicable Service Order). “Encumbrances” means liens, claims, stop notices and violation notices, including, without limitation, any of the same relating to any of the Customer’s Equipment, any Alterations or any other work performed for, materials furnished to, or obligations incurred by Customer. “Facility” means the data center facility located at [ ], Vernon, California. “Force Majeure Event” means and refers to any cause or reason beyond the reasonable control of the Party obligated to perform hereunder, including, without limitation, strike, labor trouble, governmental rule, regulations, ordinance or statute, or by fire, earthquake, or civil commotion. “Handle,” “Handled,” or “Handling” means any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials. “Hazardous Materials” means and includes (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) asbestos, asbestos- containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics and that present a risk to public health and safety or the environment. “Holder” means the holder of any Security Instrument. “Intellectual Property Rights” means all: (a) patents, patent applications, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and registrations and applications for the registration for any of them, together with all goodwill associated with any of them, (c) copyrights and copyrightable works (including computer programs and mask works) and registrations and applications for registration, (d) trade secrets and know- how, (e) waivable or assignable rights of publicity, and waivable or assignable moral rights, (f) unregistered and registered design rights and any applications for registration, and (g) all other forms of intellectual property. “Law(s)” means any statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any governmental authority at any level (e.g., municipal, county, province, state or national). For clarity, “Law(s)” includes all Anti- Bribery Laws. “Losses” means, collectively, losses, damages, obligations, liabilities, penalties, fines, costs and expenses (including, without limitation, attorneys’ fees, legal costs, and other costs and expenses of defending against any Claims). “Party” means either Customer or Supplier, as required by the context (and “Parties” means Customer and Supplier, collectively). “Permitted Alterations” means only usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Customer Space if and to the extent that such installations, repairs, maintenance, and removals: (a) are usual and customary within the industry, (b) are of a type and extent which are customarily permitted to be made without consent in accordance with Comparable Owner Practices, (c) are in compliance with applicable Laws and the Datacenter Rules and Regulations, and (d) do not affect the Facility’s structure, the provision of services to other Facility Customers, or any Building Systems. “Recurring MRC” is MRC that is payable each month during the Service Term in an amount that is specified in the applicable Service Order.

22 “Security Incident” means any actual or suspected unauthorized or accidental processing, loss, destruction, use, disclosure, acquisition of, or access to Customer Equipment or Customer Data. . “Security Instruments” means, collectively: (a) all present and future ground leases and master leases of all or any part of Facility; (b) present and future mortgages and deeds of trust encumbering all or any part of the Facility; (c) all past and future advances made under any such mortgages or deeds of trust; and (d) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust, which now or hereafter constitute a lien upon or affect the Facility. “Service Commencement Date” means, with respect to any Service Order (and the Services described therein), the date(s) specified as such in such Service Order. “Service Level Agreement” means a standard of performance with respect to the Services as set forth in each applicable Service Order. “Service Level Credit” means a monetary credit potentially payable to Customer in respect of a Service Level Default. “Service Level Default” means a failure of Supplier to meet a Service Level during the applicable measurement period, provided that the failure is not excused pursuant to Section 5.2 (Savings Clause), Section 15.6(a) (Force Majeure) or any provision of the applicable Service Level Agreement hereof or the terms of the Service Level Agreement. Service Level Credits will constitute Customer’s sole and exclusive remedy for any damages caused by a Service Level Default, except as otherwise set forth in the Service Level Agreement. “Service Levels” means, with respect to any Services, the standard of performance with respect to the Services as set forth in the applicable Service Level Agreement. “Service Effective Date” means, with respect to any Service Order, the date specified as such in such Service Order. “Service Order” means an order, change order, exhibit, and statement of work or other document, executed by both Parties that identifies Services to be provided by Supplier to Customer. “Service Term” means, with respect to any Agreement, the term of such Agreement as specified in the applicable Service Order. “Service-Related Taxes” means, with respect to each Agreement, all current or future sales, use, transfer, privilege, excise, consumption, value added, and transactional taxes and any “Goods and Services Tax”, and all other similar taxes, assessments and duties, in respect of the Services that Supplier is legally responsible to collect and remit to the applicable taxing authorities, and does not include any taxes that are assessed on Supplier’s net income or any property taxes related to the Facility. “Supplier Confidential Information” means: (a) the terms and provisions of this MCSA and each Service Order and of any term sheet, letter of intent or discussions on which this MCSA of any Service Order is based and the content of any discussions between Customer and Supplier regarding the same, (b) the fact that Customer and Supplier have entered into this MCSA or any Service Orde and (c) any other information that is disclosed by Supplier to Customer in connection with this this MCSA or any Agreement that: (i) is marked as confidential, proprietary, or with a similar legend or (ii) that the party receiving the information otherwise should reasonably know to be confidential based upon its content. “Supplier Personnel” means any personnel furnished by Supplier to perform any part of the Services, including employees and independent contractors of Supplier, its Affiliates and contractors. “Supplier’s Access Control Systems” means and refers to access control systems and measures consistent with Comparable Owner Practices, including, but not limited to, the implementation and operation of the systems and procedures described in Exhibit “2” attached hereto. “Support Space” means and any supplementary office or storage space that Customer has the right to use and occupy pursuant to any Service Order. “Transfer” means and includes any of the following: (a) an assignment of any Agreement, (b) any other agreement (i) that permits a third party to occupy or use any portion of any Customer Space or (ii) otherwise assigns, transfers, mortgages, pledges, hypothecates, encumbers or permits a lien to attach to Customer’s interest under any Agreement or ant Customer Space or (c) a direct or ind irect transfer, assignment, pledge, or hypothecation of a controlling interest in Customer. “Transfer Request” means a written request for Supplier’s consent to a proposed Transfer, which includes a statement containing: (a) the name and address of the proposed transferee; (b) current, certified financial statements of the proposed transferee, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Supplier to assist Supplier in reviewing the financial responsibility, character, and reputation of the proposed transferee; and (c) all of the principal terms of the proposed Transfer.

23 “Use” means the right to use, execute, display, copy, perform, distribute copies of, maintain, modify, enhance, and create derivative works of software or other copyrighted or copyrightable works. [Signatures Appear on Next Page]

24 Intending to be legally bound, each of the undersigned Parties has caused its duly authorized representative to execute this MCSA as of the MCSA Effective Date. SUPPLIER: CUSTOMER: 4701 Santa Fe, LLC a Delaware limited liability company Super Micro Computer, Inc. a Delaware corporation By: _/s/ Nicholas Laag____________ Name: _Nicholas Laag_____________ Its: __Authorized Signatory________ By: _/s/ Charles Liang________________ Name: _Charles Liang________________ Its: __Chief Executive Officer__________ Effective Date: June 15, 2024

25 EXHIBIT “1” CUSTOMER’S INSURANCE REQUIREMENTS 1. “Special Peril Form” property insurance: Full replacement value of all Customer Equipment and other personal property in the Customer Space. 2. Business interruption insurance: In such amount as will reimburse Customer for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months. 3. Commercial General Liability Insurance: $7,000,000 single limit; $8,000,000 aggregate limit.* 4. Automobile Liability Insurance: Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering hired and non- owned vehicles used by Customer or any other Customer Indemnitees. 5. Workers’ Compensation Insurance and Employers Liability Insurance: Workers’ Compensation Insurance in accordance with the laws of the state in which the Facility is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit. *Some or all of which may be provided by umbrella coverage. Requirements: All insurance required of Customer under this MCSA shall be issued by insurers with a “General Policyholders Rating” of at least A:X, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the state or commonwealth in which the Facility is located. Customer’s commercial general liability policy shall be written to apply to bodily injury (including death) and property damage losses, and shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, cross liability and severance of interest clauses, and shall name Landlord and the other Supplier Indemnitees as additional insureds (pursuant to a customary ISO CG 20 10 04 07 additional insured endorsement, or the equivalent thereof). All such insurance policies shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to Supplier or to the additional insureds. A certificate of insurance evidencing the insurance required under this Exhibit “1” shall be delivered to Customer prior to the first Service Commencement Date. Customer shall furnish Supplier with evidence of renewal (or replacement)( of any policy prior to expiration of such policy and shall provide Supplier with a copy of a replacement certificate with respect to any insurance as soon as possible after the expiration of the current policy.

26 EXHIBIT “2” SUPPLIER’S ACCESS CONTROL SYSTEMS 1. The building’s main entrance monitored by Supplier twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. 2. A video surveillance system in the building, and regular patrols by building security personnel at minimum of four (4) hour intervals within the building. 3. Physical barrier controls including locked doors and gates. 8' Impasse steel security fencing. 4. Four-layer security design. 5. Card reader access (biometric and iClass). a. Biometric card readers on all data hall entrances and mantrap access to interior of facility. 6. Logs of all card reader scans will be kept on at least a rolling 12 month period. Customer may request logs of scans (which may be anonymized by Supplier) as part of a Security Incident. 26 bit iClass ISOProx II access cards utilized. 7. Multiple checkpoints: mantraps, dual authentication (biometrics and RFID badge readers). 8. Event-driven IP video surveillance and visual light-based alerts. 9. Pan Tilt Zoom (PTZ) cameras and facility domed fixed cameras onsite to sufficiently monitor the perimeter, entry and exit points for all critical infrastructure spaces. 10. Minimum 90 day video footage saved. 11. Live alarm monitoring via Genetec 5.7 SR3 with video/image evidence at alarm activation point. 12. Supplier’s security surveillance system may be directed to the perimeter of the Customer Areas, but may not be directed into Customer Areas. Supplier may not take photographs or video recordings in Customer Areas.

27 EXHIBIT “3” DATA CENTER RULES AND REGULATIONS